SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SWITCHBOARD INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-3321134
                      (I.R.S. Employer Identification No.)

                120 Flanders Road, Westboro, Massachusetts 01581
               (Address of Principal Executive Offices) (Zip Code)


                      1999 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                                ROBERT P. ORLANDO
                   Vice President and Chief Financial Officer
                            SWITCHBOARD INCORPORATED
                                120 Flanders Road
                          Westboro, Massachusetts 01581
                     (Name and Address of Agent for Service)

                                 (508) 898-8000
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

  Title of
 Securities         Amount        Proposed Maximum    Proposed Maximum
   to be            to be          Offering Price    Aggregate Offering      Amount of
 Registered       Registered (1)     Per Share             Price         Registration Fee
---------------  ---------------  ----------------   ------------------  ----------------

Common Stock,    900,000 shares        $2.70(2)         $2,430,000(2)         $607.50
$0.01 par value
per share


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers additional securities that maybe offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. and based upon the average of the high and low sale prices of the Registrant's Common Stock as reported on the Nasdaq National Market on November 26, 2001.

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

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 incorporates by reference the contents of (i) PART I and (ii) Items 3, 4, 5, 6, 7 and 9 of PART II of the Registration Statement on Form S-8, File No. 333-31498 relating to the Registrant's 1999 Stock Incentive Plan.

         Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are listed on the Exhibit Index immediately preceding such exhibits, which Exhibit Index is incorporated herein by reference. Documents listed on such Exhibit Index, except for documents identified by footnotes, are being filed as exhibits herewith. Unless otherwise noted, documents identified by footnotes are not being filed herewith and, pursuant to Rule 411(c) under the Securities Act of 1933, reference is made to such documents as previously filed with the Securities and Exchange Commission. The Registrant's file number under the Securities Exchange Act of 1934 is 000-28871.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts, on this 28th day of November, 2001.

                            SWITCHBOARD INCORPORATED

                           By:/s/ Dean Polnerow
                                  -------------
                                  Dean Polnerow
                                  President



                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Switchboard Incorporated hereby severally constitute and appoint Douglas J. Greenlaw, Dean Polnerow and Robert P. Orlando, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Switchboard Incorporated to comply with all requirements of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


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

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                      Date

/s/ Douglas J. Greenlaw     Chief Executive Officer           November 28, 2001
    -------------------     and Director (Principal
    Douglas J. Greenlaw     Executive Officer)


/s/ Dean Polnerow           President and Director            November 28, 2001
    -------------
    Dean Polnerow

/s/ Robert P. Orlando       Chief Financial Officer           November 28, 2001
    -----------------       (Principal Financial Officer and
    Robert P. Orlando       Principal Accounting Officer)


/s/ William P. Ferry        Chairman of the Board             November 28, 2001
    ----------------        of Directors
    William P. Ferry

/s/ Richard M. Spaulding    Director                          November 28, 2001
    --------------------
    Richard M. Spaulding

/s/ David N. Strohm         Director                          November 28, 2001
    ---------------
    David N. Strohm

                            Director                          November 28, 2001
    -------------------
    Robert M. Wadsworth


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

                                  EXHIBIT INDEX

Exhibit
Number     Description
-------    --------------------------------------------------------------------
4.1 (1)    Amended and Restated Certificate of Incorporation of the Registrant.

4.2 (1)    Amended and Restated By-Laws of the Registrant.

5.1        Opinion of Hale and Dorr LLP.

23.1(2)    Consent of Hale and Dorr LLP.

23.2       Consent of PricewaterhouseCoopers LLP.

24.1(3)    Power of Attorney.

---------------------------

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-90013) and incorporated herein by reference.

(2) Included in Exhibit 5.1 to this Registration Statement.

(3) Included on the signature page to this Registration Statement.



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